UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2025, Mid Penn Bancorp, Inc. (“Mid Penn”), the holding company for Mid Penn Bank, completed its acquisition of William Penn Bancorporation (“William Penn”), the holding company for William Penn Bank, through the merger of William Penn with and into Mid Penn (the “Merger”). The Merger was completed in accordance with the terms and conditions of the Agreement and Plan of Merger dated October 31, 2024, between Mid Penn and William Penn (the “Merger Agreement). A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of William Penn common stock, par value $0.01 per share (“William Penn Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.426 shares of Mid Penn common stock (the “Exchange Ratio”), par value $1.00 (“Mid Penn Common Stock”), with cash paid in lieu of fractional shares.

At the Effective Time, each outstanding William Penn restricted stock award was assumed by Mid Penn and will continue to be subject to the same terms and conditions as applied to the William Penn restricted stock award immediately prior to the Effective Time. Each assumed restricted stock award will be for a number of shares of Mid Penn Common Stock equal to the number of shares of William Penn Common Stock subject to the assumed award immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole share.

At the Effective Time of the Merger, each outstanding William Penn stock option was converted automatically into an option to purchase shares of Mid Penn Common Stock and will continue to be subject to the same terms and conditions as applied to the William Penn stock option immediately prior to the Effective Time. The number of shares of Mid Penn Common Stock subject to each assumed William Penn stock option will be equal to the number of shares of William Penn Common Stock subject to the stock option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole share. The per share exercise price of each assumed William Penn stock option will be adjusted by dividing the per share exercise price of the stock option by the Exchange Ratio, rounded up to the nearest cent.

In connection with the Merger, the parties have caused William Penn Bank to merge with and into Mid Penn Bank, with Mid Penn Bank as the surviving institution.

The total aggregate consideration payable in the Merger was approximately 3,601,407 shares of Mid Penn Common Stock, plus up to an additional 538,464 shares of Mid Penn Common Stock issuable upon the exercise of former William Penn stock options. The issuance of shares of Mid Penn Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-284342) filed by Mid Penn with the Securities and Exchange Commission (the “Commission”) and declared effective on February 7, 2025 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

The foregoing summary of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed with the SEC and incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In accordance with the Merger Agreement, Kenneth J. Stephon, former Chairman, President and Chief Executive Officer of William Penn and William Penn Bank, has been appointed to serve as a Class C director of Mid Penn, effective as of the Effective Time, with a term expiring at the 2025 Annual Meeting of Shareholders of Mid Penn (the “Annual Meeting”). In accordance with the Merger Agreement, Mid Penn has agreed to reappoint Mr. Stephon as a Class C director immediately following the 2025 Annual Meeting, with a term expiring in 2028. Mr. Stephon has also been appointed as a director of Mid Penn Bank, effective as of the Effective Time.

Additionally, Mid Penn and Mid Penn Bank entered into a three-year employment agreement with Mr. Stephon, which agreement became effective at the Effective Time, and pursuant to which Mr. Stephon will serve as Chief Corporate Development Officer of Mid Penn and Mid Penn Bank and Vice-Chairman of the Board of Directors of Mid Penn Bank. Pursuant to his employment agreement, Mr. Stephon will receive an annual base salary of $400,000. In addition, and subject to his continued employment during the three-year term of the agreement, Mr. Stephon will receive a $900,000 retention bonus payable in three equal annual installments. Mid Penn will also make an annual $50,000 contribution to a deferred compensation plan to be established for his benefit. During the term of the agreement, Mr. Stephon will be eligible to receive annual and long-term incentive awards on a discretionary basis. If Mr. Stephon’s employment is terminated without cause or if Mr. Stephon terminates his employment for good reason (as defined in the agreement), he would be entitled to receive a lump sum payment equal to the base salary payable over the then remaining term of the agreement, plus any unpaid portion of the retention bonus, and continuation of medical benefits for the same period. If such termination occurs in connection with a change in control, Mr. Stephon would receive a severance payment equal to three times his base salary if the termination occurs in the first year of employment, two times base salary if the termination occurs in the second year of employment, and one times base salary if the termination occurs in the third year of employment. In addition, Mr. Stephon will receive any unpaid portion of the retention bonus and Mr. Stephon’s benefits would be continued for a period of one to three years depending on the year in which the termination occurs. So long as Mr. Stephon is employed by Mid Penn and Mid Penn Bank, he will not receive compensation for his service on the Board of Directors of Mid Penn and Mid Penn Bank. The employment agreement includes non-solicitation provisions for the benefit of Mid Penn, to expire one year after his termination of employment.

Mr. Stephon, 65, previously served as Senior Executive Vice President and Chief Operating Officer of William Penn Bank from July 2018 until October 2018, when he became President. He was appointed Chief Executive Officer of William Penn and William Penn Bank in February 2019. Mr. Stephon has over 40 years of banking industry experience and previously served as President and Chief Executive Officer, as well as a director, of Audubon Savings Bank from October 2013 until its merger with William Penn Bank on July 1, 2018. He is a former director of the Pennsylvania Association of Community Bankers and serves as a director of the Insured Financial Institutions of the Delaware Valley. He is a graduate of Trenton State College and holds an M.B.A. from Rider University.

Mr. Stephon is not considered an independent director as determined in accordance with The Nasdaq Stock Market LLC’s corporate governance listing standards.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(b)	Pro Forma Financial Information.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, by and between Mid Penn Bancorp, Inc. and William Penn Bancorporation, dated October 31, 2024 (Incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on November 1, 2024)

99.1	Press Release, dated May 1, 2025

104	Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.
Dated: May 1, 2025

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer